As filed with the Securities and Exchange Commission on January 3, 2011

Registration No. 333-169832

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-effective Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERCO
(Exact name of registrant as specified in its charter)

Nevada	88-0106815
(State or other jurisdiction of	(I.R.S. Employer
of incorporation or organization)	Identification Number)

1325 Airmotive Way, Suite 100
Reno, Nevada 89502-3239
(775) 688-6300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laurence De Respino, Esq.
General Counsel
AMERCO
1325 Airmotive Way, Suite 100
Reno, Nevada 89502-3239
(775) 688-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregory R. Hall, Esq.
DLA Piper LLP (US)
2525 East Camelback Road, Suite 1000
Phoenix, AZ 85016

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                                                   Accelerated filer ☒
Non-accelerated filer   ☐  (Do not check if a smaller reporting company)                                                                                                                          Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	Maximum
		Maximum	Aggregate	Amount of
Title of Each Class of Securities to be	Amount to be	Offering Price Per	Offering Price	Registration
Registered	Registered (1)	Security (1)	(1) (2)	Fee (1) (2)
Debt Securities	(3)	(3)	(3)	(3)
Common Stock, par value $0.25 per share	(3)	(3)	(3)	(3)
Preferred Stock, par value $0.___ per share	(3)	(3)	(3)	(3)
Total			$300,000,000	$21,390 (4)

(1)There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, and such indeterminate principal amount of debt securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 of the rules and regulations under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, and based upon the maximum aggregate offering price of all securities being registered.

(3)Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(4) Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

    This Amendment No. 2 is being filed solely for the purpose of amending Exhibit 5.1 to the Registration Statement.  Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Part II to the Registration Statement and Exhibit 5.1.  No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, which will be borne by the registrants.  All amounts shown are estimates, except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission registration fee	$21,390.00
Legal fees and expenses	20,000.00	(1)
Accounting fees and expenses	10,000.00	(1)
Miscellaneous	25,000.00	(1)
Total	$76,390.00	(1)
________________________

(1)	Estimated.

Item 15.  Indemnification of Directors and Officers.

The Nevada General Corporation Law requires AMERCO to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained. AMERCO’s Restated Articles of Incorporation eliminate personal liability of directors and officers, to AMERCO or its stockholders, for damages for breach of their fiduciary duties as directors or officers, except for liability (i) for acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law, or (ii) for the unlawful payment of dividends. In addition, AMERCO’s Bylaws provide that AMERCO shall indemnify, to the fullest extent authorized or permitted by law, any person made, or threatened to be made, a defendant in any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he or she was a director or officer of AMERCO. AMERCO has also executed Indemnification Agreements that provide that certain of AMERCO’s directors and officers shall be indemnified and held harmless by AMERCO to the fullest extent permitted by applicable law or the Restated Articles of incorporation or Bylaws of AMERCO. The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer’s or director’s acts or omissions involved intentional misconduct, fraud, or a knowing  violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law. The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

Item 16.  Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.
3.1	Restated Articles of Incorporation of AMERCO (incorporated herein by reference AMERCO’s Registration Statement on Form S-4 filed March 30, 2004, file no. 1-11255.
3.2	Restated By-Laws of AMERCO (incorporated herein by reference to Current Report on Form 8-K filed on September 9, 2010, file no. 1-11255).
4.1*	Form of Indenture to be entered into by the Company and US Bank, National Association, as Trustee.
4.2 *	Form of Debt Security.
5.1**	Opinion of DLA Piper LLP (US) regarding legality of the securities being registered.
12.1*	Statement of computation of ratios of earnings to fixed charges.
23.1**	Consent of DLA Piper LLP (US) (included as part of its opinion filed as Exhibit 5.1).
23.2***	Consent of BDO USA, LLP, independent registered public accounting firm for AMERCO.
24.1**	Power of Attorney (included on the signature page of this Registration Statement).
25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.
_______________________

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

**           Filed herewith.

***           Previously filed with Amendment No. 1. to Form S-3 filed on December 14, 2010.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes:

(i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on January 3, 2011.

AMERCO
By: /s/ Jason A. Berg
Jason A. Berg
Chief Accounting Officer
(Principal Financial Officer)

By: /s/ Edward J. Shoen
Edward J. Shoen
President and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-3, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act or things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date
/s/	EDWARD J. SHOEN	President and Chairman of the Board (Principal Executive Officer)	January 3, 2011
Edward J. Shoen

/s/	CHARLES J. BAYER	Director	January 3, 2011
Charles J. Bayer

/s/	JOHN P. BROGAN	Director	January 3, 2011
John P. Brogan

/s/	JOHN M. DODDS	Director	January 3, 2011
John M. Dodds

/s/	MICHAEL L. GALLAGHER	Director	January 3, 2011
Michael L. Gallagher

/s/	M. FRANK LYONS	Director	January 3, 2011
M. Frank Lyons

/s/	DANIEL R. MULLEN	Director	January 3, 2011
Daniel R. Mullen

/s/	JAMES P. SHOEN	Director	January 3, 2011
James P. Shoen

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.
3.1	Restated Articles of Incorporation of AMERCO (incorporated herein by reference AMERCO’s Registration Statement on Form S-4 filed March 30, 2004, file no. 1-11255.
3.2	Restated By-Laws of AMERCO (incorporated herein by reference to Current Report on Form 8-K filed on September 9, 2010, file no. 1-11255).
4.1*	Form of Indenture to be entered into by the Company and US Bank, National Association, as Trustee.
4.2 *	Form of Debt Security.
5.1**	Opinion of DLA Piper LLP (US) regarding legality of the securities being registered.
12.1*	Statement of computation of ratios of earnings to fixed charges.
23.1**	Consent of DLA Piper LLP (US) (included as part of its opinion filed as Exhibit 5.1).
23.2***	Consent of BDO USA, LLP, independent registered public accounting firm for AMERCO.
24.1**	Power of Attorney (included on the signature page of this Registration Statement).
25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.
_______________________

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

**           Filed herewith.

***           Previously filed with Amendment No. 1. to Form S-3 filed on December 14, 2010.